As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ZK INTERNATIONAL GROUP CO., LTD.
(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s Name into English)	(I.R.S. Employer Identification No.)

c/o Zhejiang Zhengkang Industrial
Co., Ltd.

No. 678 Dingxiang Road, Binhai Ind. Park

Economic & Technology Development Zone

Wenzhou, Zhejiang Province

People’s Republic of China 325025

+86-577-8685-2999
 (Address, including zip code, and telephone

number, including area code, of registrant’s

principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address including zip code, and

telephone number, including area code, of agent

for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

(212) 588-0022

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be subject to change. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated            , 2022

ZK International Group Co., Ltd.

$200,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Convertible Debt Securities

Rights

Units

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of any combination, together or separately, of our ordinary shares, with no par value, share purchase contracts, share purchase units, warrants, debt securities, convertible debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. This prospectus provides a general description of the securities we may offer. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ZKIN”. On June 29, 2022 the last reported sale price of our ordinary shares on Nasdaq Capital Market was $1.04 per ordinary share. We have recently experienced price volatility in our stock. During the year ended December 31, 2021, our ordinary shares has traded at a low of $0.98 and a high of $14.60.  From the beginning of 2022 through June 29, 2022, our ordinary shares have traded at a low of $0.85 and a high of $1.78. Investing in our securities involves risks. See “Risk Factors” beginning on page 15 of this prospectus and related risk factors in our most recent annual report on Form 20-F (as amended, the “Annual Report”), and in other reports incorporated herein by reference.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a BVI holding company with operations conducted by its subsidiaries.

ZK International Group Co., Ltd., or ZK International, is a BVI Business Company incorporated in the British Virgin Islands, or the BVI. ZK International does not have substantive operations other than holding equity interest in our subsidiaries in the British Virgin Islands, the Republic of Uganda, Delaware, Hong Kong and the People’s Republic of China, or the PRC or China. We do not maintain any variable interest equity structure in the PRC. Investors should be aware that they may never directly hold equity interests in the operating subsidiaries, but rather purchasing equity solely in ZK International, the ultimate BVI holding company.

Our corporate structure involves unique risks to investors. Because some of our business and operation are located in China, the PRC subsidiaries, Wenzhou Weijia Pipeline Development Co., Ltd., Wenzhou Zhengfeng Industry and Trade Co., Ltd., and Zhenjiang Zhengkang Industrial Co., Ltd. are subject to certain legal and operational risks associated with having some of our operations in China. The Chinese government has significant authority to exert influence on the ability of a China-based company to conduct its business, accept foreign investments or be listed on a U.S. or other foreign exchange. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We believe that neither we nor our subsidiaries are currently required to obtain permission from any of the PRC authorities to operate and issue our ordinary shares to foreign investors, or required to obtain permission or approval from the China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”) or any other governmental agency. As of the date of this prospectus, we and our PRC subsidiary have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on an U.S. exchange. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Prospectus Summary – Summary of Risk Factors – Risks Related to Doing Business in China - Risks related to the Chinese government’s exertion of substantial influence over the manner in which we must conduct our business activities. If our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless.” on page 9 of this prospectus and “Item 3.D Risk Factors — Risks Related to Doing Business in China — The Chinese government may intervene or influence the operations of the PRC subsidiaries at any time. Such risks may result in a material change in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless.” “— The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries must conduct business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless.” and “ — The approval of the China Securities Regulatory Commission may be required in connection with future offerings, and, if required, we cannot predict whether we will be able to obtain such approval.” in the Annual Report.

Also as a result of our corporate structure, You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management based on foreign laws. See “Prospectus Summary – Summary of Risk Factors – Risks Related to Doing Business in China - Risks related to our operations and assets in the PRC since shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers” on page 10 of this prospectus and “Enforceability of Civil Liabilities” on page 31 of this prospectus. See also “Item 3.D Risk Factors — Risks Related to Doing Business in China — Since the operations of the PRC subsidiaries and substantially all of our assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.” in the Annual Report.

ZK International may relies on dividends to be paid by its subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to the shareholders, to service any debt ZK International may incur and to pay the operating expenses. If any of the subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. During the fiscal year ended September 30, 2019, 2020 and 2021 and until the date of this annual report, there has been no transfers, dividends, or distributions between ZK International, its subsidiaries, or to investors, except that during the fiscal year ended September 30, 2021, ZK International transferred a total of $5,100,079 to Zhejiang Zhengkang Industrial Co. for business operation purposes. ZK International’s subsidiaries have not distributed any earnings to ZK International. ZK International has not distributed any earnings to its shareholders. ZK International and its subsidiaries do not have any plan to distribute earnings or settle amounts owed in the foreseeable future. For the foreseeable future, ZK International and the subsidiaries intend to use the earnings for business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this annual report, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding. For more details on the restrictions on cash and asset transfers within the corporate structure, See “Prospectus Summary - Cash and Asset Transfers within the Corporate Structure” on page 7 of this prospectus. See also “Prospectus Summary – Summary of Risk Factors – Risks Related to Our Corporate Structure - Risks related to our status as a holding company which makes us reliant on dividends paid by our subsidiaries for our cash needs” on page 10 of this prospectus. See also “Item 3.D Risk Factors — Risks Related to Our Corporate Structure —ZK International is a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our expenses or pay dividends to holders of our ordinary shares.” and “PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.” in the Annual Report.

Our ordinary shares may be prohibited from trading on Nasdaq Capital Market under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Pursuant to HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor, ZH CPA, LLC, has been inspected by the PCAOB on a regular basis. ZH CPA, LLC, is headquartered in Denver, Colorado and was not identified in this report as a firm subject to the PCAOB’s determination. In addition, Neither ZK International nor any of its subsidiaries has been identified and we do not expect ZK International or any of its subsidiaries to be identified by the Commission under the HFCAA. Notwithstanding the foregoing, if the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, trading in our ordinary shares will be prohibited under the HFCA and Nasdaq may determine to delist our ordinary shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Prospectus Summary – Summary of Risk Factors – Risks that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditor and that as a result an exchange may determine to delist our securities” on page 13 and “Item 3.D Risk Factors — Risks Related to Our Ordinary Shares — Our ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the Annual Report.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, British Virgin Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the  U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we”, “us”, “our company”, “Company”, “our”, “Zhengkang” and “ZKIN” refer to:

•	ZK International Group Co., Ltd., a British Virgin Islands company limited by shares (“ZK International” when individually referenced);

•	ZK Pipe Industry Co., Ltd., a Hong Kong limited company (“ZK Pipe” when individually referenced), which is a wholly-owned subsidiary of ZK International;

•	XSigma Corporation, a British Virgin Islands company (“XSigma” when individually referenced), which is a wholly-owned subsidiary of ZK International;

•	XSigma Collectibles Limited (“XSigma Collectibles” when individually referenced), which is a wholly-owned subsidiary of ZK International;

•	XSigma Entertainment Limited (“xSigma Entertainment”) was incorporated on March 17, 2021, under the laws of the British Virgin Islands. xSigma Entertainment is a wholly-owned subsidiary of ZK International;

•	XSigma Trading, LLC (“xSigma Trading, LLC”) was formed on June 7, 2021, in Delaware company. xSigma Trading is a wholly-owned subsidiary of xSigma Corporation;

•	Zk International Uganda Limited, a company incorporated in the Republic of Uganda (“ZK Uganda” when individually referenced), 80% of which is owned by ZK International;

•	Wenzhou Weijia Pipeline Development Co., Ltd. (“Wenzhou Weijia”) (also referred to as 温州维佳管道发展有限公司 in China), a PRC company, which is a wholly-owned subsidiary of ZK Pipe;

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•	Zhejiang Zhengkang Industrial Co., Ltd. (“Zhejiang Zhengkang”) (also referred to as 浙江正康实业股份有限公司 in China), a PRC company, 99% of which is owned by Wenzhou Weijia; and

•	Wenzhou Zhengfeng Industry and Trade Co., Ltd. (“Wenzhou Zhengfeng”) is a wholly-owned subsidiary of Zhejiang Zhengkang and its principal activity is trading of steel strip that are mainly purchased from Zhejiang Zhengkang.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a BVI holding company with operations conducted by its subsidiaries.

We have relied on statistics provided by a variety of publicly available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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OUR COMPANY

Business Overview

We primarily conduct our business through our subsidiary Zhejiang Zhengkang Industrial Co., Ltd. (“Zhejiang Zhengkang”). Our core business focuses on providing systematic solutions to construction projects that require sophisticated piping systems. Leveraging our experience in the industry, we offer urban planners and real estate developers sophisticated pipe and fitting products and engineering expertise, enabling them to bring communities reliable and durable gas and water transmission systems. Our products are primarily sold in China, but are also exported and distributed in Europe, Africa and Southeast Asia. We have received numerous awards and recognitions domestically and internationally. Located within the Wenzhou Binhai Industrial Park, a national economic development zone, our facility occupies approximately five acres, consisting of business offices, manufacturing plants, a research and development center and storage facilities.

We specialize in designing and producing pipes and fittings such as double-press thin-walled stainless steel tubes and fittings, carbon steel tubes and fittings and single-press tubes and fittings. Focused on the innovation and expansion of our products to meet the specific needs of our clients, we believe that we are a leading manufacturer and engineer of high-performance stainless steel pipes. Our products offer a comprehensive suite of superior solutions for use in the construction and infrastructure industries. Our innovative products are used in a broad range of applications, including water and gas transmission within urban infrastructural development, residential housing development, food and beverage production, oil and gas exploitation, and agricultural irrigation. Since Zhejiang Zhengkang’s founding in 2001, we have developed an array of patented pipe and fitting products that have been marketed and distributed both domestically and internationally.

We promote our brand through our sales staff, distributors, trade shows, trade fairs, forums, direct communications with potential customers, business networks, and the internet. In addition, we tailor our products to the needs of our clients and provide our clients with competitive pricing to establish long-term business relationships. We take pride in the cutting-edge technology and superb quality of our products, which have received recognitions such as the ISO9001 Quality Management System Certification, ISO14001 Environmental Management System Certification, and National Industrial Stainless Steel Production License, among other awards and honors. Our products have been used in well-known facilities such as Olympic stadiums, multinational hotel chains, and mega-sized apartment complexes.

Safety, quality and productivity are three pillars of our operations and the hallmarks of our success. In the past year, we experienced another year of outstanding safety performance while continuing to improve safety standards for our workforce. We also plan to transform our value proposition from strictly being a product supplier to a solution provider, aiming to deliver both high-quality products and complete engineering solutions to our clients. We have compiled a team of engineers and pipe network designers who will work closely with the manufacturing team to respond to clients’ special construction demands, create rapid prototypes of our solutions, and enhance the utility of our products based on clients’ feedback. This workflow could also significantly improve the efficiency and performance of our engineers.

In 2018, we established a new wholly-owned subsidiary xSigma Corporation to develop innovative software solutions that support our core operations while exploring new opportunities in smart contracts, distributed ledgers, supply chain management NFTs, and blockchain architecture. The xSigma Labs team is made up of world-class developers and engineers formerly of Facebook, Google, Amazon, Ripple and 1inch, most recently launching its first DeFi project in the Fall of 2020.

In March of 2021, ZKIN announced the formation of its new wholly-owned subsidiary, xSigma Entertainment Limited. It was established as part of ZK's integrated network of companies focused on developing and investing in innovative software technology platforms. xSigma Entertainment's mandate is to acquire assets in the high-growth US gaming market. Sigma Entertainment aims to increase shareholder value by targeting and investing in early stage online gambling businesses that are poised for exponential growth and exits.

Our Engineering and Manufacturing Products and Services

Our core products focus primarily on the drinking water and gas transmission industries, while a minor portion of revenue is generated from the pharmaceutical, medical, food and beverage industries. Produced from different stages of our production line, our steel products can be broken down and sold as the following parts and components:

•	Steel Strip: We manufacture carbon steel and stainless steel strips for sale to traditional manufacturers who are not in the pipe and fitting industry and for our own internal use in the production of our pipes and fittings. Our ability to produce steel strip in-house allows us to ensure the quality and consistency of our pipe and fitting products.

•	Steel Pipe: Our carbon steel and stainless steel pipes are primarily used in water and gas transmission systems. Carbon steel pipes are generally stronger than stainless steel, and therefore are typically used in applications that require high-pressure resistance, such as gas transmission and fire hydrants. Stainless steel pipes, in contrast, are more corrosion resistant and are commonly applied in cases that require clean transmission, such as drinking water and pharmaceutical liquid transmission.

•	Light Gauge Stainless Steel Pipe (LGSSP): We have production lines specifically designed to produce LGSSP, which have 40% thinner walls than regular stainless steel pipes. The reduction in the thickness of the pipe wall leads to a reduced manufacturing cost and weight and enhances installation flexibility due to its smaller size. LGSSP is an affordable option for household plumbing systems that require easy installation.

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•	Pipe Connections and Fittings: We manufacture high-quality pipe connections and fittings that are used to connect pipes. Pipe fittings have wide applications for any piping and plumbing systems in both industrial and commercial applications. Fittings allow pipes to be joined or installed in the appropriate place and terminated or closed where necessary. We produce fittings in various shapes and sizes, with more than 10,000 different specifications. As most leakages are caused by misalignment or improper manufacture of connections and fittings, pipe connections and fittings, being the most crucial components of any piping system, require extremely precise production procedures.

Depending on the purposes served, our pipe fittings can be categorized as follows:

•	Pipe fittings to extend or terminate pipe runs: couplings, adapters, unions, caps and plugs pipe;

•	Fittings to change a pipe's direction: elbows, three-way fittings;

•	Pipe fittings to connect two or more pipes: tees, cross, side-inlet elbows, wyes;

•	Pipe fittings to change pipe size: reducers, bushings, couplings;

•	Pipe fitting tools: pipe fasteners; and

•	Pipe flanges.

Our connections and fittings segment grew significantly in 2019. The increased proportion of our revenue generated by the connections and fittings segment reflects a shift in our manufacturing and marketing priority to this segment. We have shifted our focus to connections and fittings because we could offer more value-add to our products than pipe or strip. More importantly, providing quality products in this segment is more likely to help us retain clients as consistency and quality of joints and fittings plays a big role in reducing maintenance costs and leakage rates for the customers.

Pipe production is very competitive in China. In order to distinguish ourselves from the other competitors in the industry, we have employed a team of engineers specializing in network design, CAD drawing, and special prototyping of piping systems to help our customers create a systematic solution based on their piping needs.

Our Technology Products and Services

xSigma DeFi Platform

In February 2021, xSigma Corporation launched its DeFi Protocol, a stablecoin exchange platform built on smart contract, which is available at https://xsigma.fi. Liquidity provider who provides liquidity for certain stable coin on the exchange is awarded a certain amount of SIG token, a governance token issued by the smart contract. The SIG holder is entitled to the commission revenue generated by the exchange and as the project founder xSigma Corporation is holding 30% all SIG token issued and outstanding. On April 2021, SIG was listed on Bittrex Global and it continues to be available for trading. The "SIG" Token is a governance token of xSigma DEX based on the Ethereum network. The xSigma DEX allows users to swap stablecoins, such as USDT, USDC and DAI. However, for the fiscal year ended September 30, 2021, although SIG is listed on Bittrex Global and has a public market price, due to SIG’s low trading volume and unstable market price, the Company decides not to recognize revenue for the token it owned until monetization of the token. . In addition, xSigma Corporation launched the second version, V2, of its Protocol on Binance Smart Chain (BSC) on November 30, 2021, which raised over $1.5m of liquidity on the launch day.

The xSigma R&D lab has also been working on its ETF-like decentralized platform but has decided to focus on its DeFi and NFT projects in the near future.

MaximNFT Platform

On November 29, 2021, xSigma Collectibles launched its new marketplace brand called MaximNFT ("MaximNFT"), available at www.maximnft.com. This exclusive NFT (Non-Fungible Token) marketplace is a partnership between xSigma Collectibles and the iconic men's lifestyle brand Maxim. MaximNFT seeks to provide the best customer experience and innovative NFT solutions. It will allow customers to create and sell NFTs on various blockchains. Some of the collectibles will come with unique real-world experiences for buyers. Furthermore, MaximNFT will offer an innovative "NFT tokenization" feature that will allow customers to trade fractions of any NFT in the market. MaximNFT plans to focus on sports and celebrities' collectibles, as well as gaming content. MaximNFT is betting on the rise of gaming and the utilization of NFT technology for in-game purchases and collectibles. Additionally, MaximNFT will combine its NFTs with new AR and VR technologies. MaximNFT's partnered athletes will certify their own unique sets of 3D digital collectibles that will be exclusive to the platform. A host of sports superstars, including Matt Carpenter, Jerami Grant, Janoris Jenkins, Devon Kennard, Cris Cyborg and others will launch their exclusive NFT collections on the platform. See "Item 3. Key Information - D. Risk Factors - Risks Related to the Non-fungible Token (NFT) Marketplace."

MaximNFT is built in partnership with Maxim magazine. Maxim is a lifestyle brand that has earned its position over its 25-year history. Maxim engages with more than 10 million men monthly through its website and social platforms. On July 12, 2021, xSigma Collectibles entered into a License Agreement (the “License Agreement”) with Maxim Inc. (“Maxim”), pursuant to which Maxim granted xSigma Collectibles an exclusive non-assignable license to use the trademarks of Maxim in connection with the promotion and operation of Maxim NFT. In addition, MaximNFT will be the exclusive seller of Maxim's own NFTs. The License Agreement shall be for a period of five year (the “Initial Term”) and can be extended for three additional five-year periods (each an “Extension”) if xSigma Collectibles requests such Extension in writing at least 90 days, but no more than one year, before the expiration of the License Agreement. Maxim has the right to terminate the License Agreement immediately by giving xSigma Collectibles a notice of termination if xSigma Collectibles or its creditors on behalf of xSigma Collectibles institutes proceedings seeking relief under a bankruptcy act or any similar law. xSigma Collectibles has the right to terminate the License Agreement immediately by giving Maxim a notice of termination if (i) Maxim or its creditors on behalf of Maxim institutes proceedings seeking relief under a bankruptcy act or any similar law, or (ii) Maxim loses its rights to the licensed trademarks. If either party breaches its material obligations under the License Agreement, the other party has the right to terminate the License Agreement by giving the breaching party a notice of intention to terminate. Such termination will become effectively automatically and without further notice unless the breaching party cure such breach within 30 days after such notice. Additionally, Maxim has a right to terminate the License Agreement if xSigma Collectibles fails to comply with the approval, submission or quality requirements of the License Agreement or fails to adhere to any guidelines or specifications if such failure occurred despite reasonable efforts by xSigma Collectibles to comply with the applicable approval processes and/or guidelines and upon discovering such failure or being provided with notice of the failure, xSigma Collectibles promptly, but in no event longer than 10 days after discovery or notice, discontinued any non-compliant uses and takes reasonable steps to prevent future non-compliance. The License Agreement also contains covenants regarding the protection of Maxim’s intellectual property rights, approval and guideline on the use of the licensed trademarks, indemnification obligations of the Maxim and xSigma Collectibles with respect to its use of the licensed trademarks, and other customary provisions.

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xSigma Trading Platform

In October 2021, xSigma Corporation launched the beta version of its two flagship trading platforms, “xSigma Trading” for CFD trading and “xSigma Trader” for Crypto, Crypto Options and Crypto Derivatives, both flatforms are under the brand name “xSigma Trading”.

xSigma Trading is a proprietary, robust, dynamic, interactive trading platform that focuses on equity, CFD, Crypto, Crypto Options and Crypto derivatives trading in global markets via its advanced, independent design and cutting-edge technology. Through xSigma Trading, all traders can participate in the CFD marketplace and engage in the trading of various unique products and offerings including some of the most restricted stock lists in the marketplace. In addition, the platform allows participants to diversify their crypto currency risk by using products like immediate and short-term crypto options and derivatives. In the near future, xSigma Trading plans to allow the offering of a large variety of crypto currencies and a marketplace for most new crypto listings to trade.

With the recent release of our Android application, xSigma Trading has several projects in development. It is planned that customers will have access to trade U.S. equities and Crypto through xSigma Trading’s website version, as well as on both Android and iOS applications in the near future.

xSigma Trading’s services and products will be offered worldwide, excluding residents of the United States, and are tailored to both retail and institutional investors. Currently, xSigma Trading is open for beta testing with plans to launch live trading in the near future. xSigma Corporation is actively seeking partners that are licensed in the markets that xSigma Trading will be launching in and plans to apply for its own license in the future.

Recent Business Developments

February 2021 Financing

On February 24, 2021, pursuant to a securities purchase agreement with several accredited investors, we closed a registered direct offering of (i) 1,295,770 ordinary shares of the Company; (ii) first registered investor warrants, with a term of five (5) years exercisable immediately upon issuance, to purchase an aggregate of up to 1,295,770 ordinary shares at an exercise price of $4.00 per share, subject to customary adjustments thereunder; and (iii) second registered investor warrants, with a term of five (5) years exercisable immediately upon issuance, to purchase an aggregate of up to 1,295,770 ordinary shares at an exercise price of $4.50 per share, subject to customary adjustments thereunder.

Holders of such warrants may exercise them by paying the applicable cash exercise price or, if there is not an effective registration statement for the sale of ordinary shares underlying such warrants at the time of exercise, by exercising on a cashless basis pursuant to the formula provided in such warrants.

We received gross proceeds of approximately $4,600,000, before deducting offering expenses. We have used the proceeds from this offering to acquire an equity investment in CG Malta Holding Limited.

As of December 31, 2021, we issued 355,202 ordinary shares upon exercise of the warrants and received $1,345,056 in proceeds. We have used the proceeds for working capital purposes.

March 2021 Financing

On March 25, 2021, pursuant to certain securities purchase agreements with several accredited investors, we closed a registered direct offering of 4,000,000 ordinary shares of the Company. We received gross proceeds of approximately $18,000,000, before deducting offering expenses. We have used the proceeds from this offering for the acquisition of an equity investment in CG Malta Holding Limited.

Amended and Restated Memorandum and Articles of Association

On March 19, 2021, our Board of Directors passed a resolution to amend the Articles of Association of the Company to change the quorum for a meeting of shareholders to one third (33.3%) of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders. The Amended and Restated Memorandum and Articles of Association, incorporating the change to the quorum for a meeting of shareholders, became effective on March 30, 2021 upon the registration by the Registrar of Corporate Affairs of the British Virgin Islands.

2021 Equity Incentive Plan

On March 19 2021, our Board of Directors and shareholders of the Company holding an aggregate of 14,425,664 ordinary shares, representing approximately 57% of the total issued and outstanding as of March 25, 2021 took action by written consent to approve the 2021 equity incentive plan, which provides for an aggregate of four million two hundred thousand (4,200,000) ordinary shares to be available for awards to current or prospective employees, directors, advisors or consultants of the Company or its affiliates.

Investment in CG Malta

On April 4, 2021, xSigma Entertainment entered into a share subscription agreement with CG Malta Holding Limited (“CG Malta”), pursuant to which xSigma Entertainment agreed to purchase and CG Malta agreed to issue and sell a 12% equity interest in CG Malta for a purchase price of $15 million. xSigma Entertainment further agreed to subscribe to an additional number of ordinary shares in CG Malta for a total purchase price of $35 million, which will guarantee xSigma Entertainment an additional 13% interest in CG Malta. xSigma also entered into a shareholders’ agreement with the shareholders of CG Malta. In September 2021, xSigma Entertainment completed an investment of $10 million in CG Malta, representing an additional 3.73% in CG Malta. xSigma Entertainment has further agreed to complete the remaining investment no later than April 30, 2022.

CG Malta is a globally licensed sports betting and casino operator that launched MaximBet in Colorado on September 12, 2021. MaximBet is sports betting and casino website, available at MaximBet.com and through iOS and Android applications that will allow users to bet on sports and casino in the United States and around the world. Established in 2017, CG Malta is a rapidly-growing licensed sports betting and casino operator that is hyper-focused on capitalizing on the multi-billion dollar legalized sports betting and iGaming industry in the United States. The company was formed by top executives with more than 100 years of collective experience in the gaming industry and utilizes proprietary technology to build personalized consumer betting experiences. Harnessing the power of the Maxim men's lifestyle brand, MaximBet gives players incredible real life and virtual access to celebrities, athletes and influencers, and lets guests truly live the Maxim lifestyle wherever they live and play. Colorado is the “first of many” state launches for MaximBet, CG Malta is also planning launches in Indiana, Iowa and New Jersey, which allows real-money online casino gaming. Additional target states for the early run on MaximBet sportsbook launches include Pennsylvania, Louisiana, Missouri and Mississippi. In addition, the company struck a market access deal in Arizona, but was not selected for one of the state’s limited online licenses. By law, MaximBet is allowed to open a retail sportsbook at Hoh-Dah Resort-Casino in Pinetop, Arizona.  In the meantime of exploring this opportunity, MaximBet continues to look for Market Access in the state of Arizona.

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August 2021 Registered Direct Offering

On August 26, 2021, we closed a registered direct offering for the sale of convertible debentures in the aggregate principal amount of $12,679,000, convertible into our ordinary shares.

The August 2021 Convertible Debentures have an annual interest rate of 5% and a term of 12 months from the date of issuance, and are convertible into ordinary shares at 80% of the volume weighted average closing price during the seven (7) consecutive trading days immediately preceding the date of conversion, subject to a floor price of $2.50 per share and a cap equals to 19.99% of the ordinary shares of the Company issued and outstanding as of the date of the Securities Purchase Agreements. The Company may issue up to 5,125,086 ordinary shares upon holders’ conversion of the August 2021 Convertible Debentures for an aggregate of $13,312,950 in principal and interests. The actual number of ordinary shares as converted and issued will vary depending on the Conversion Price. As of December 31, 2021 and the date of this prospectus, we issued a total of 2,979,923 ordinary shares upon conversion of the convertible debentures and had an outstanding principal in the amount of $4,123,900.

We received gross proceeds of approximately $12,679,000, before deducting offering expenses. We have used the net proceeds from the offering to acquire an equity investment in CG Malta Holding Limited.

Corporate Structure

Below is a chart illustrating our current corporate structure:

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ZK International Group Co., Ltd., or ZK International, is a BVI Business Company incorporated in the British Virgin Islands, or the BVI. ZK International does not have substantive operations other than holding equity interest in our subsidiaries in the British Virgin Islands, the Republic of Uganda, Delaware, Hong Kong and the People’s Republic of China, or the PRC or China. We do not maintain any variable interest equity structure in the PRC. Investors should be aware that they may never directly hold equity interests in the operating subsidiaries, but rather purchasing equity solely in ZK International, the ultimate BVI holding company.

Our corporate structure involves unique risks to investors. The PRC subsidiaries, Wenzhou Weijia, Wenzhou Zhengfeng, and Zhenjiang Zhengkang, are subject to certain legal and operational risks associated with having some of our operations in China. The Chinese government has significant authority to exert influence on the ability of a China-based company to conduct its business, accept foreign investments or be listed on a U.S. or other foreign exchange. The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As of the date of this prospectus, we and our PRC subsidiary have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on an U.S. exchange. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Prospectus Summary – Summary of Risk Factors – Risks Related to Doing Business in China - Risks related to the Chinese government’s exertion of substantial influence over the manner in which we must conduct our business activities. If our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless.” on page 9 of this prospectus and “Item 3.D Risk Factors — Risks Related to Doing Business in China — The Chinese government may intervene or influence the operations of the PRC subsidiaries at any time. Such risks may result in a material change in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless.” “— The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries must conduct business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless.” and “ — The approval of the China Securities Regulatory Commission may be required in connection with future offerings, and, if required, we cannot predict whether we will be able to obtain such approval.” in the Annual Report.

Cash and Asset Transfers within the Corporate Structure

ZK International is a holding company and conduct substantially all of our business through our PRC subsidiaries. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our equity structure is a direct holding structure. Within our direct holding structure, the cross-border transfers of funds within our corporate entities are in compliance with the laws of the British Virgin Islands, the Republic of Uganda, Delaware, Hong Kong and the PRC. ZK International may transfer funds to its subsidiaries through capital contribution or loans without restrictions on the amount of the funds, subject to compliance with the relevant laws and regulations, and subject to satisfaction of applicable government registration, approval and filing requirements.

ZK International’s BVI subsidiaries, xSigma Entertainment Limited, xSigma Collectible Limited and xSigma Corporation, may, according to the BVI Business Companies Act 2004 (as amended) but subject in each case to their respective memorandum and articles of association, make dividends and distribution to ZK International to the extent that immediately after the distribution, such company’s assets do not exceed its liabilities and that such company is able to pay its debts as they fall due.

ZK International’s Hong Kong subsidiary, ZK Pipe Industry Co., Ltd. may, according to the Companies Ordinance of Hong Kong, make a distribution out of profits available for distribution to ZK International.

ZK International’s subsidiary established in the Republic of Uganda, ZK International Uganda Limited, may, according to the Companies Act of 2012, as amended, make a distribution out of profits to ZK International.

According to the Limited Liability Company Act of Delaware, ZK’s indirect subsidiary established in Delaware, xSigma Trading LLC, may make a distribution to its parent company, xSigma Corporation to the extend, after giving effect to the distribution, all liabilities of xSigma Trading LLC, other than liabilities to xSigma Corporation on account of xSigma Corporation’s membership interests in xSigma Trading LLC, if any, do not exceed the fair value of the assets of xSigma Trading LLC.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars), through its Hong Kong subsidiary, ZK Pipe Industry Co., Ltd., to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). Increasing the registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the State Administration of Foreign Exchange or its local bureau. Aside from the declaration to the State Administration of Foreign Exchange, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends by a PRC subsidiary, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	The PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	The PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay shareholder dividends or make other cash distributions.

The Company’s subsidiaries within China can transfer funds to each other when necessary through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

If our PRC subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the other companies within our corporate structure when needed, our ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, the operations and business of the PRC subsidiaries, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

During the fiscal year ended September 30, 2019, 2020 and 2021 and until the date of this annual report, there has been no transfers, dividends, or distributions between ZK International, its subsidiaries, or to investors, except that during the fiscal year ended September 30, 2021, ZK International transferred a total of $5,100,079 to Zhejiang Zhengkang Industrial Co. for business operation purposes.

ZK International’s subsidiaries have not distributed any earnings to ZK International. ZK International has not distributed any earnings to its shareholders. ZK International and its subsidiaries do not have any plan to distribute earnings or settle amounts owed in the foreseeable future. For the foreseeable future, ZK International and the subsidiaries intend to use the earnings for business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this annual report, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

See “Prospectus Summary – Summary of Risk Factors – Risks Related to Our Corporate Structure - Risks related to our status as a holding company which makes us reliant on dividends paid by our subsidiaries for our cash needs” on page 10 of this prospectus and “– Risks Related to Doing Business in China - Risks related to PRC subsidiaries’ ability to increase their registered capital or distribute profits to us” on page 10 of this prospectus See also “Item 3.D Risk Factors — Risks Related to Our Corporate Structure —ZK International is a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our expenses or pay dividends to holders of our ordinary shares”, “— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries” and — Risks Related to Doing Business in China —PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law” in the Annual Report.

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Permissions and Approvals Required from the PRC Authorities for Our Operations and Offering Securities to Foreign Investors

The PRC Subsidiaries are not operating in an industry that prohibits or limits foreign investment. In addition, other than those requisite for a domestic company in China to engage in the businesses similar to ours, the PRC Subsidiaries are not required to obtain any permissions or approvals from Chinese authorities, including the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency that is required to operate the business of the PRC subsidiaries and to offer our securities to foreign investors. However, if we do not receive or maintain the permissions and approvals, or we inadvertently conclude that such permissions and approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “—Our Summary of Risk Factors—Risks Related to Doing Business in China— Risks related to the Chinese government’s exertion of substantial influence over the manner in which we must conduct our business activities. If our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless.” on page 9. See also “Item 3.A Risk Factors – Risks Related to Doing Business in China – The Chinese government exerts substantial influence over the manner in which the PRC Subsidiaries must conduct business activities. We are currently not required to obtain permission or approval from Chinese authorities to list on U.S exchanges, however, if our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless” in the Annual Report.

Our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. The following table provides details on the license, permissions and approvals held by our PRC subsidiaries.

Company	License/Permission/Approval	Issuing Authority	Validity
Wenzhou Weijia	Business License	Wenzhou Municipal Administration for Market Regulation	Until June 16, 2035
Wenzhou Zhengfeng	Business License	Wenzhou Municipal Administration for Market Regulation	Long-term
Zhenjiang Zhengkang	Business License	Wenzhou Municipal Administration for Market Regulation	Long-term
Zhenjiang Zhengkang	the registration receipts of stationary pollution source discharge	Ministry of Ecology and Environment of the People’s Republic of China	Until March 14, 2025

Implications of the Holding Foreign Companies Accountable Act (“HFCAA”)

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

Neither ZK International nor any of its subsidiaries has been identified and we do not expect ZK International or any of its subsidiaries to be identified by the Commission under the HFCAA. Our auditor, ZH CPA, LLC, has been inspected by the PCAOB on a regular basis. ZH CPA, LLC is headquartered in Denver, Colorado, and was not identified in this report as a firm subject to the PCAOB’s determination. ZH CPA, LLC is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of ZH CPA, LLC to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is signed into law. If we cannot engage a new auditor within a reasonable time under reasonable terms, our ordinary shares may be delisted, and the price of our ordinary shares may significantly decrease or become worthless, See “Prospectus Summary – Summary of Risk Factors – Risks that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditor and that as a result an exchange may determine to delist our securities” on page 13. See also “Item 3.D Risk Factors — Risks Related to Our Ordinary Shares — Our ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the Annual Report.

Summary of Risk Factors

Investing in our Company involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Company. Below please find a summary of the risks and challenges we face organized under relevant headings. These risks are discussed more fully in the section titled “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2021, which is incorporated in this prospectus by reference.

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Risks Related to Doing Business in China

Risks related to the Chinese government’s exertion of substantial influence over the manner in which we must conduct our business activities. If our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, and government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People's Congress voted and passed the "Personal Information Protection Law of the People's Republic of China", or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which became effective on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. We believe that neither we nor our subsidiaries are currently required to obtain permission from any of the PRC authorities to operate and issue our ordinary shares to foreign investors, or required to obtain permission or approval from the CSRC, Cyberspace Administration of China (“CAC”) or any other governmental agency. As of the date of this prospectus, we and our PRC subsidiary have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on an U.S. exchange. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China —The Chinese government exerts substantial influence over the manner in which the PRC subsidiaries must conduct business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our holding company or subsidiaries were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which may cause the value of our ordinary shares to significantly decline or be worthless.” in the Annual Report.

Risks related to the Chinese government’s intervene or influence on the operations of the PRC subsidiaries.

The Chinese government may intervene or influence the operations of the PRC subsidiaries at any time. Such risks may result in a material change in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China — The Chinese government may intervene or influence the operations of the PRC subsidiaries at any time. Such risks may result in a material change in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless” in the Annual Report.

Risks related to the approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, adopted the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. On July 6, 2021, the State Council and General Office of the CPC Central Committee issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). There remain uncertainties as to whether the Draft Overseas Listing Regulations are appliable to us and our continued listing on Nasdaq. If it is determined that CSRC approval is required for our continued listing, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, suspension of business operations in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission may be required in connection with future offerings, and, if required, we cannot predict whether we will be able to obtain such approval” in the Annual Report.

Risks related to the Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued Opinions emphasizing the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. Since these Opinions were recently issued, official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China — The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future” in the Annual Report.

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Risks related to becoming subject to recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, could harm our business operations, reputation and result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies with substantially their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, it may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our stock could be rendered worthless. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China — If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably” in the Annual Report.

Risks related to adverse change in political and economic policies of the PRC government

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole. See “Item 3.D. Risk Factors—Risks Related to Doing Business in China—Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position” in the Annual Report.

Risks related to the imposition of trade barriers and taxes that may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China — Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability” in the Annual Report.

Risks related to our operations and assets in the PRC since shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China — Since the operations of the PRC subsidiaries and substantially all of our assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers” in the Annual Report.

Risks related to our uncertainty with respect to the PRC legal system which could adversely affect us.

We conduct all our business through subsidiaries in China and our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments, and wholly foreign-owned enterprises. Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our PRC Subsidiaries’ operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers with substantial operations in China could result in a material change in our operations or financial performance and/or could result in a material reduction in the value of our ordinary shares or hinder our ability to raise necessary capital. See “Item 3.D. Risk Factors — Risks Related to Doing Business in China — Uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice could adversely affect us” in the Annual Report.

Risks related to the Chinese governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders. See “Item 3.D. Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may affect the value of your investment” in the Annual Report.

Risks related to PRC subsidiaries’ ability to increase their registered capital or distribute profits to us

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, which could adversely affect our business and prospects. See “Item 3.D. Risk Factors—Risks Related to Doing Business in China—PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law” in the Annual Report.

Risks Related to Our Corporate Structure

Risks related to our status as a holding company which makes us reliant on dividends paid by our subsidiaries for our cash needs.

We are a BVI holding company and conduct substantially all of our business through our subsidiaries in China. We may rely on dividends to be paid by our PRC subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict our PRC subsidiaries’ ability to pay dividends or make other distributions to us. See “Item 3.D. Risk Factors — Risks Related to Our Corporate Structure — ZK International is a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our expenses or pay dividends to holders of our ordinary shares” and “— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries” in the Annual Report.

Risks Related to Our Business and Industry

Risks Related to the coronavirus (COVID-19) pandemic.

Zhejiang Province, where we conduct a substantial part of our business, was materially impacted by the spread of a novel strain of coronavirus (COVID-19). The extent to which the COVID-19 outbreak continues to impact our financial condition and results of operations for cannot be reasonably estimated at this time and will depend on future developments that currently cannot be predicted. See “Item 3.D. Risk Factors — Risks Related to Our Business and Industry — Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic” in the Annual Report.

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Risks relating to operating in a highly competitive industry.

We face competition from both regional and importing manufacturers for pipe and fitting products because the market is fragmented, has low barriers to entry, and is driven for many of our products on the basis of price. Competitors may be able to grow and consolidate, as to take advantage of economies of scale, which could put pressure on our margins and adversely affect our financial condition or ability to expand our business. See “Item 3.D. Risk Factors — Risks Related to Our Business and Industry — Our industry is very competitive in China” in the Annual Report.

Risks related to any decline in the availability or increase in the cost of raw materials.

Our pipe and fitting manufacturing operations depend heavily on the availability of various raw materials and energy resources. Any decline in the availability of raw material or fluctuation in the prices for raw materials or energy resources could materially increase our costs and therefore lower our earnings. See “Item 3.D. Risk Factors — Risks Related to Our Business and Industry — Any decline in the availability or increase in the cost of raw materials could materially affect our earnings” in the Annual Report.

Risks related to outstanding bank loans.

If we are unable to make our payments when due or to refinance such amounts, our property could be foreclosed and our business could be negatively affected. See “Item 3.D. Risk Factors — Risks Related to Our Business and Industry — Outstanding bank loans may reduce our available funds” in the Annual Report.

Risks related to our potential for weak liquidity.

If we continue to experience an increase in accounts receivable without substantial collection of them, this weak liquidity could have a material adverse effect on our financial health and performance. See “Item 3.D. Risk Factors — Risks Related to Our Business and Industry — Weak liquidity may have material adverse effect on our results of operations” in the Annual Report.

Risks related to any supply chain disruption.

Supply chain fragmentation and local protectionism within China may complicate supply chain disruption risks. Limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events could cause significant disruptions to our supply chain, manufacturing capability and distribution system. These disruptions could adversely impact our ability to produce and deliver products. See “Item 3.D. Risk Factors — Risks Related to Our Business and Industry — Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products” in the Annual Report.

Risks related to our failure to protect our intellectual property rights, which could harm our business and competitive position.

Because of ambiguities in the PRC laws and enforcement difficulties, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope, and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could materially and adversely harm our business and competitive position. See “Item 3.D. Risk Factors — Risks Related to Our Business and Industry — If we fail to protect our intellectual property rights, it could harm our business and competitive position” in the Annual Report.

Risks Related to Investment in CG Malta Holding Limited

Risks related to becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations.

If we are deemed to be an “investment company” under the Investment Company Act and cannot otherwise qualify for an exception or exemption from such definition, we would be required to register under the Investment Company Act as an investment company, fundamentally restructure our business or cease operations. If we were to register as an investment company after obtaining an order permitting us to do so, we would not be able to operate our business as we currently intend to conduct it. If we were to decide to not register under the Investment Company Act or if we were unable to register under the Investment Company Act, we would have to fundamentally restructure our business or cease operations. If we were found in violation of the Investment Company Act, we could become subject to monetary penalties or injunctive relief, or both. The abrupt change in our structure or operations due to these impacts of registering as an investment company or violating the Investment Company Act could materially and negatively affect our operations. See “Item 3.D. Risk Factors — Risks Related to Investment in CG Malta Holding Limited — We are subject to the risk of becoming an investment company under U.S. federal securities law, which may require us to fundamentally restructure our business or potentially to cease operations” in the Annual Report.

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Risks related to the potential for our designation as a “Passive Foreign Investment Company” in the future.

A non-U.S. corporation will be treated as a “Passive Foreign Investment Company” (“PFIC”) for U.S. Federal Income Tax purpose if at least 75% its gross income is “passive income” or on average at least 50% of the value of its assets is attributable to assets that produce passive income. It is likely that xSigma Entertainment’s investment in CG Malta Holding Limited would be deemed passive. If xSigma Entertainment completes the full investment in CG Malta Holding Limited, there is a risk that the Company will become an investment company, a PFIC or both. The consequence of any of those scenarios, or even the perception that such scenarios could occur, could result in a material change in our operations, a significant drop in the market price of our ordinary shares, possible civil litigation and regulatory enforcement. See “Item 3.D. Risk Factors — Risks Related to Investment in CG Malta Holding Limited — We could be deemed as a ‘Passive Foreign Investment Company’ in the future” in the Annual Report.

Risks related to the online gaming and interactive entertainment industry because it is a new and evolving industry.

The industry may be affected by, among other things, developments in gaming platforms, legal and regulatory. Thus, CG Malta Holding Limited may become subject to additional compliance and subject to related costs, which may adversely affect the return on our investment in CG Malta Holding Limited. See “Item 3.D. Risk Factors — Risks Related to Investment in CG Malta Holding Limited — The online gaming and interactive entertainment industry is a new and evolving industries, presenting significant uncertainty and business risks for CG Malta Holding Limited” in the Annual Report.

Risks Related to the Stablecoin Exchange Platform

Risks related to our dependency on the volume of transactions conducted on the stablecoin exchange platform.

xSigma Corporation plans to generate commission revenue from the stablecoin in connection with the exchange by users through the stablecoin exchange platform. Due to the coin’s low trading volume and unstable market price, the exchange does not recognize revenue for the token until monetization of the token. As such, if xSigma Corporation does not manage to grow the transaction volume, our business, operating results and financial conditions would be adversely affected. See “Item 3.D. Risk Factors — Risks Related to the Stablecoin Exchange Platform — Our total revenue will be dependent on volume of transactions conducted on the stablecoin exchange platform. If xSigma Corporation does not manage to grow such volume, our business, operating results, and financial condition would be adversely affected” in the Annual Report.

Risks related to Cryptocurrency, including stablecoin, because it is not legal tender, is not backed by the U.S. government or most other governments, and customer balances are not covered by FDIC or SIPC protections.

Although they are considered fiat-backed stablecoins. They are not legal tender, are not backed by the U.S. government or most other governments and customer balances are not covered by FDIC or SIPC protections. Federal, state and foreign governments may restrict the use and exchange of cryptocurrency, including the stablecoins, and regulation in the U.S. and in other countries is still developing. xSigma Corporation’s ability to operate the stablecoin exchange platform may be limited by these restrictions which may reduce liquidity of cryptocurrencies in the market and damage their public perception, and their utility as a payment system, which could decrease the price of cryptocurrencies generally or individually. It is possible that the adoption of cryptocurrencies may slow, take longer to develop or never be broadly adopted, which would negatively impact xSigma Corporation’s business, financial condition and results of operations. See “Item 3.D. Risk Factors — Risks Related to the Stablecoin Exchange Platform — Cryptocurrency, including stablecoin, is not legal tender, is not backed by the U.S. government or most other governments, and customer balances are not covered by FDIC or SIPC protections. The value of a cryptocurrency may be derived in large part from the continued willingness of market participants to exchange legal tender for cryptocurrency, or a particular cryptocurrency for another, which, if such willingness diminishes or disappears, may result in permanent and total loss of value for that particular cryptocurrency” in the Annual Report.

Risks related to the regulation of the cryptocurrency industry which is incipient, fragmented and complex is likely to substantially change and xSigma Corporation’s interpretations of any cryptocurrency regulation may be challenged or its failure to comply with regulations may negatively impact its operations.

xSigma Corporation’s stablecoin exchange platform currently provides customers with the ability to exchange a limited number of DAI, USDC and USDT. Both domestic and foreign regulators and governments are increasingly focused on the regulation of cryptocurrencies however, there is currently no uniform applicable legal or regulatory regime governing cryptocurrencies in the United States. Thus, there is a substantial risk of inconsistent regulatory guidance among federal and state agencies and state governments which, along with potential accounting and tax issues or other requirements relating to cryptocurrencies, could impede xSigma Corporation’s growth and operations. See “Item 3.D. Risk Factors — Risks Related to the Stablecoin Exchange Platform — Regulation of the cryptocurrency industry is incipient, fragmented and complex and will likely change substantially. xSigma Corporation’s interpretations of any cryptocurrency regulation may be subject to challenge by the relevant regulators and xSigma Corporation’s failure to comply with such regulation may negatively impact its ability to allow customers to buy, hold and sell cryptocurrencies with it in the future and may materially adversely affect its business, financial condition and results of operations” in the Annual Report.

Risks related to Cryptocurrency’s status as a “security” in any jurisdiction which is subject to a high degree of uncertainty and xSigma Corporation inability to properly characterize cryptocurrency may subject it to federal or state regulatory scrutiny, investigations, fines and other penalties.

The SEC has taken the position that certain cryptocurrencies fall within the definition of a “security” under the U.S. federal securities laws but that the application of the securities laws to cryptocurrencies may not be warranted in every instance. More so, platforms that bring together purchasers and sellers to trade cryptocurrencies are generally subject to registration as national securities exchanges, or must qualify for an exemption. In the event that the SEC, a foreign regulatory authority, or court were to determine that a stablecoin currently offered, sold or exchanged on the xSigma Corporation’s platform is a “security” under applicable laws, xSigma Corporation could be subject to legal or regulatory action. Such an action may adversely affect xSigma Corporation’s business, financial condition and results of operations. See “Item 3.D. Risk Factors — Risks Related to the Stablecoin Exchange Platform — A particular cryptocurrency’s status as a ‘security’ in any jurisdiction is subject to a high degree of uncertainty and if xSigma Corporation is unable to properly characterize a cryptocurrency it may be subject to federal or state regulatory scrutiny, investigations, fines and other penalties, which may adversely affect xSigma Corporation’s business, financial condition and results of operations” in the Annual Report.

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Risks Related to The Equity, Contract For Differences (CFD) and Crypto Trading Platform

Risks related to xSigma Corporation’s implementation of know-your-customer procedures to prevent offers and sales of CFD and Crypto assets in the United States or to U.S. persons, in the face of risks related to outdated, inaccurate, false or misleading information and the use of virtual private network to visit xSigma’s trading platform.

Although xSigma Trading or its licensed partners will take measures to screen accounts, block IP of users from U.S. sanctioned countries, and conduct KYC procedures at account opening and on an annual basis thereafter, xSigma Corporation cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. Furthermore, xSigma Corporation may not be able to prevent users from using virtual private network or other high technology measures to circumvent the blacklist IP address to visit the websites. If xSigma Corporation fails to comply with relevant laws and regulations, xSigma Corporation will be subject to legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation. See “Item 3.D. Risk Factors — Risks Related to The Equity, Contract For Differences (CFD) and Crypto Trading Platform — Although xSigma Corporation have the know-your-customer, or KYC procedures to prevent offers and sales of CFD and Crypto assets in the United States or to U.S. persons, xSigma Corporation faces the risks related to the KYC procedures when the clients provide outdated, inaccurate, false or misleading information or use virtual private network to visit xSigma Trading, the equity, CFD and Crypto trading platform” in the Annual Report.

Risks Related to the Non-fungible Token (NFT) Marketplace

Risks related to the failure to safeguard and manage xSigma Collectibles’ customers’ fiat money and crypto assets could adversely impact our business, operating results, and financial condition.

Any failure by xSigma Collectibles or its service providers to manage customers’ crypto assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of our products, and result in significant penalties and fines, which could adversely impact our business, operating results, and financial condition. See “Item 3.D. Risk Factors — Risks Related to the Non-fungible Token (NFT) Marketplace — The failure to safeguard and manage xSigma Collectibles’ customers’ fiat money and crypto assets could adversely impact our business, operating results, and financial condition” in the Annual Report.

Risks Related to Our Ordinary Shares

Risks that trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditor and that as a result an exchange may determine to delist our securities.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020 and states that if the SEC determines a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such securities from being traded on a national securities exchange or in the over the counter trading market in the United States. In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. On December 16, 2021, SEC announced that the PCAOB designated China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCAA.

Neither ZK International nor any of its subsidiaries has been identified and we do not expect ZK International or any of its subsidiaries to be identified by the Commission under the HFCAA. Our current auditor, ZH CPA, LLC, is a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. ZH CPA, LLC is not subject to the determinations announced by the PCAOB on December 16, 2021. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, which could be reduced to two consecutive years if the Accelerating Holding Foreign Companies Accountable Act is signed into law. If we cannot engage a new auditor within a reasonable time under reasonable terms, our ordinary shares may be delisted, and the price of our ordinary shares may significantly decrease or become worthless. See “Item 3.D. Risk Factors — Risks Related to Our Ordinary Shares — Our ordinary shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the Annual Report.

Risks related to our ability to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq Capital Market requirements as a foreign private issuer, which may result in less protection than afforded to investors under rules applicable to domestic U.S. issuers.

As a foreign private issuer, we are permitted to and did follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of the Nasdaq Capital Market for domestic U.S. issuers, provided we disclose the requirements we are not following and describe the home country practices we are following. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the applicable rules of the Nasdaq Capital Market applicable to domestic U.S. issuers. See “Item 3.D. Risk Factors — Risks Related to Our Ordinary Shares — As a foreign private issuer, we are permitted to, and did follow certain home country corporate governance practices instead of otherwise applicable Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers” in the Annual Report.

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Risks related to shareholder inability to commence derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Moreover, there is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered. See “Item 3.D. Risk Factors — Risks Related to Our Ordinary Shares — British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests” in the Annual Report.

Risks related to the market price of the Company’s ordinary shares may continue to be volatile.

The trading price of our ordinary shares has been volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. Such a decline in the market price of our ordinary shares could adversely affect our ability to issue additional shares or other of our securities and our ability to obtain additional financing in the future. See “Item 3.D. Risk Factors — Risks Related to Our Ordinary Shares — The market price of the Company’s ordinary shares may continue to be volatile” in the Annual Report.

Corporate Information

Our principal executive offices are located at c/o Zhejiang Zhengkang Industrial Co., Ltd., No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025. The telephone number of our principal executive offices is +86-0577-8685-2999. Our registered agent in the British Virgin Islands is Overseas Management Company Trust (B.V.I.) Ltd. Our registered office and our registered agent’s office in the British Virgin Islands are both at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Our registered agent in the United States is Vcorp Agent Services, Inc., with its office located at 25 Robert Pitt Drive, Suite 204 Monsey, NY 10952.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties identified in this prospectus and set forth under the heading “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

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CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

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DESCRIPTION OF ordinary SHARES

Ordinary Shares

We are authorized to issue unlimited ordinary shares of a single class, with no par value. As of June 30, 2022, there were 30,392,940 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association and the BVI Business Companies Act, 2004 (the "BVI Act"), insofar as they relate to the material terms of our ordinary shares.

General

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Transfer Agent

Our transfer agent for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093, and its telephone number is (469) 633-0101.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be authorized by our Board of Directors, subject to the BVI Act, and our memorandum and articles of association.

Shareholders' voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of Shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days' notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our Board of Directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

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The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than one-third (33.3%) of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our Board of Directors who make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as they determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

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Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, our Board of Directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may subject to the provisions of the BVI Act be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our Board of Directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;
•	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and
•	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Get More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our memorandum and articles of association authorizes our Board of Directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as a warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

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Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;
•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be secured or unsecured, senior debt securities or subordinated debt securities, and/or convertible, and which may be issued in one or more series. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•	any special tax implications of the debt securities;
•	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

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Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
•	any obligations with respect to any capital stock;
•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of ZK International, whether voluntary or involuntary or in bankruptcy,
•	insolvency or receivership;
•	any general assignment by us for the benefit of creditors; or
•	any other marshaling of our assets or liabilities.

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In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the ZK International; or
•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

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Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
•	make any debt security payable in money other than that stated in the debt securities;
•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.

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The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Memorandum and Articles of Association.

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DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and
•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

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•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	varying prices determined at the time of sale related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

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We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$18,540
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

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WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2021 filed on January 28, 2022, as amended on June 30, 2022; and

•	our Reports on Form 6-K, furnished to the SEC on January 28, 2022 and June 28, 2022.

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All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025.

ENFORCEABILITY OF CIVIL LIABILITIES

ZK International was incorporated under the laws of the British Virgin Islands with limited liability. We chose to incorporate ZK International in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp Agent Services, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

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LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Mourant Ozannes is acting as our British Virgin Islands counsel. The current address of Mourant Ozannes is 5th Floor, Waters Edge Building, Meridian Plaza, Road Town, Tortola, British Virgin Islands. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

Our consolidated financial statements as of September 30, 2021, 2020 and 2019 and for the years respectively then ended incorporated by reference in this prospectus and have been so included in reliance on the report of ZH CPA, LLC (formerly ZH CPA LLP), an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of ZH CPA, LLC is 1600 Broadway, Suite 1600, Denver, Colorado, USA 8020.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under British Virgin Islands law, each of our directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we may indemnify our directors against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful. The decision of our Board of Directors as to whether such a person acted honestly and in good faith with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his or her conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director did not act honestly and in good faith and with a view to our best interests or that the director had reasonable cause to believe that his or her conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

We may indemnify anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. To be entitled to indemnification, such a person must have acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, must have had no reasonable cause to believe that his or her conduct was unlawful. The decision of our Board of Directors as to whether the person acted honestly and in good faith with a view to our best interests and as to whether the person had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of ZK International Group Co., Ltd., filed as exhibit 1.1 to the report on Form 6-K filed on June 28,2022 and incorporated herein by reference
4.1	Specimen Ordinary Share Certificate, filed as exhibit 4.1 to the registration statement on Form F-1 filed on May 24, 2017 and incorporate herein by reference
4.2+	Form of Indenture
4.4*	Form of Debt Securities
4.6*	Form of Warrant Agreement (including Warrant Certificate)
4.8*	Form of Unit Agreement (including unit certificate)

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4.9*	Form of Rights Agreement (including rights certificate)
4.10*	Form of Share Purchase Contract
4.11*	Form of Share Purchase Unit
5.1+	Opinion of Mourant Ozannes, BVI counsel of ZK International Group Co. Ltd.
23.1+	Consent of ZH CPA, LLC
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, of a trustee acceptable to the registrant, as trustee under any new indenture.
107	Filing Fee Table

+ Filed herewith

* To be filed, if applicable, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**If applicable, to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as of the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wenzhou, Zhejiang Province, People’s Republic of China, on June 30, 2022.

ZK INTERNATIONAL GROUP CO., LTD

By: /s/ Jiancong Huang
Jiancong Huang
Chief Executive Officer & Chairman of the Board
(Principal Executive Officer)

By: /s/ Shaochai Yang
Shaochai Yang
Chief Financial Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jiancong Huang	Chief Executive Officer & Chairman of the Board	June 30, 2022
Jiancong Huang	(Principal Executive Officer)

/s/ Shaochai Yang	Chief Financial Officer	June 30, 2022
Shaochai Yang	(Principal Accounting Officer)

/s/ Guolin Wang	Director	June 30, 2022
Guolin Wang

/s/ Xuejie Lyu	Director	June 30, 2022
Xuejie Lyu

/s/ Linge Zhou	Director	June 30, 2022
Linge Zhou

/s/ Lie Cao	Director	June 30, 2022
Lie Cao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on June 30, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Colleen A. De Vries
Senior Vice-President on behalf of Cogency Global Inc.